                                                                    EXHIBIT 99.1










                             CONTRIBUTION AGREEMENT


                                  BY AND AMONG

                              KINDER MORGAN, INC.,
                  NATURAL GAS PIPELINE COMPANY OF AMERICA, AND
                             KN GAS GATHERING, INC.
                            (AS THE "CONTRIBUTORS"),

                            KINDER MORGAN G.P., INC.

                                       AND

                       KINDER MORGAN ENERGY PARTNERS, L.P.






                                DECEMBER 30, 1999

                                TABLE OF CONTENTS

                                      ARTICLE 1
                                     CONTRIBUTION
  1.1    Contribution...........................................................1
  1.2    Borrowing by KMEP; Special Distribution................................2
  1.3    Transfer Taxes and Recording Fees......................................2

                                       ARTICLE 2
                                        CLOSING

  2.1    Closing................................................................3
  2.2    Deliveries at the Closing..............................................3

                                       ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS

  3.1    Organization and Existence.............................................4
  3.2    Capitalization of the Contributed Entities.............................5
  3.3    Subsidiaries...........................................................5
  3.4    Authority and Approval.................................................6
  3.5    SEC Filings............................................................6
  3.6    No Conflict............................................................7
  3.7    Consents...............................................................7
  3.8    Laws and Regulations; Litigation.......................................7
  3.9    Financial Statements...................................................8
  3.10   No Adverse Changes.....................................................8
  3.11   Liabilities............................................................9
  3.12   Taxes..................................................................9
  3.13   Employee Benefits.....................................................11
  3.14   Accurate and Complete Records.........................................11
  3.15   Year 2000.............................................................12
  3.16   Environmental.........................................................12
  3.17   Bankruptcy............................................................14
  3.18   Contracts and Commitments.............................................14
  3.19   Assets................................................................17
  3.20   Assets Other than Real Property Interests.............................17
  3.21   Title to Real Property................................................18
  3.22   Intellectual Property.................................................19

  3.23   Licenses; Permits.....................................................19
  3.24   Transactions with Affiliates..........................................19
  3.25   Customer Accounts Receivable..........................................20
  3.26   Insurance.............................................................20
  3.27   Disclosure............................................................20
  3.28   Government Contracts..................................................21
  3.29   Securities Laws.......................................................21
  3.30   Utility Status........................................................22
  3.31   Brokerage Arrangements................................................22

                                       ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES OF KMEP

  4.1    Organization and Existence............................................22
  4.2    Authority and Approval................................................22
  4.3    SEC Filings...........................................................23
  4.4    Brokerage Arrangements................................................23
  4.5    Utility Status........................................................23
  4.6    Newly-Issued Units....................................................23
  4.7    Securities Laws.......................................................24
  4.8    Disclosure............................................................24

                                       ARTICLE 5
                                 ADDITIONAL AGREEMENTS,
                           COVENANTS, RIGHTS AND OBLIGATIONS

  5.1    Certain Changes.......................................................24
  5.2    Operations............................................................26
  5.3    Access................................................................27
  5.4    Antitrust Notification; Other Reporting Requirements..................27
  5.5    Reasonable Best Efforts...............................................28
  5.6    NYSE Listing..........................................................28
  5.7    Financials............................................................28
  5.8    Schedules.............................................................28
  5.9    Intercompany Accounts.................................................29
  5.10   Transfer Restrictions.................................................29
  5.11   Further Assurances....................................................29
  5.12   Post-Closing Further Assurances.......................................29

                                       ARTICLE 6
                                  CONDITIONS TO CLOSING
  6.1     Conditions to the Obligation  of KMEP..................................30
  6.2     Conditions to the Obligation  of the Contributors......................32

                                       ARTICLE 7
                                      TAX MATTERS

  7.1     Liability for Taxes....................................................34
  7.2     Tax Returns............................................................36
  7.3     Tax Proceedings........................................................38
  7.4     Cooperation and Exchange of Information................................38
  7.5     Survival...............................................................39
  7.6     Conflict...............................................................39
  7.7     Miscellaneous..........................................................39

                                       ARTICLE 8
                               INVESTIGATION; LIMITATIONS

  8.1     Independent Investigation..............................................40
  8.2     Survival...............................................................40

                                        ARTICLE 9
                                      TERMINATION

  9.1     Events of Termination..................................................41
  9.2     Effect of Termination..................................................41

                                       ARTICLE 10
                                    INDEMNIFICATION

  10.1    Indemnification of the Contributors....................................42
  10.2    Indemnification of KMEP................................................42
  10.3    Demands................................................................43
  10.4    Right to Contest and Defend............................................43
  10.5    Cooperation............................................................44
  10.6    Right to Participate...................................................44
  10.7    Payment of Damages.....................................................44
  10.8    Limitations on Indemnification.........................................45
  10.9    Sole Remedy............................................................46
  10.10   Express Negligence Rule................................................46

                                       ARTICLE 11
                                     MISCELLANEOUS
  11.1   Expenses.............................................................46
  11.2   Notices..............................................................46
  11.3   No Negotiations......................................................48
  11.4   Governing Law........................................................48
  11.5   Public Statements....................................................48
  11.6   Form of Payment......................................................48
  11.7   Entire Agreement; Amendments and Waivers.............................48
  11.8   Binding Effect and Assignment........................................49
  11.9   Severability.........................................................49
  11.10  Interpretation.......................................................49
  11.11  Headings and Schedules...............................................49
  11.12  Multiple Counterparts................................................49

                                  DEFINED TERMS

Agreement.....................................................................1
Balance Sheets................................................................8
Balance Sheet Date............................................................8
CERCLA.......................................................................12
Closing Date..................................................................3
Closing.......................................................................3
Code..........................................................................2
Common Units..................................................................1
Constituent Documents........................................................48
Contracts....................................................................14
Contributed Entities..........................................................5
Contributor Parties..........................................................42
Contributor's Tax............................................................37
Contributors..................................................................3
Damages......................................................................42
Deductible...................................................................45
Environmental Laws...........................................................12
Equity........................................................................3
Exchange Act..................................................................6
Financial Statements..........................................................8
GAAP..........................................................................6
Governmental Authorities......................................................7
Hazardous Materials..........................................................13
HSR Act.......................................................................7
Indemnity Claim..............................................................43
Intellectual Property........................................................19
KMEP Debt.....................................................................2
KMEP Parties.................................................................42
KMEP Notice..................................................................38
KMEP..........................................................................1
KMGP..........................................................................1
KMGP Guarantee................................................................2
KMI Debt Indemnity............................................................2
KMI Common Units..............................................................1
KMI...........................................................................1
KMI Group....................................................................36
KN Gas........................................................................1
KN Gas Common Units...........................................................2

KNI...........................................................................1
KNI Membership Interest.......................................................1
Leased Property..............................................................18
Liens.........................................................................1
Material Adverse Effect.......................................................7
Newly-Issued Units............................................................2
NGPL..........................................................................1
NGPL Common Units.............................................................2
NGPL-Trailblazer Shares.......................................................1
NGPL-Trailblazer..............................................................1
Notice.......................................................................46
Operations and Reimbursement Agreement.......................................31
Owned Property...............................................................18
Permitted Liens..............................................................17
Pledge Agreement..............................................................5
Pre-Closing Date Period......................................................35
Proceeding Notice............................................................38
Red Cedar Interest............................................................2
Red Cedar.....................................................................1
Red Cedar Agreement...........................................................2
Schedule Delivery Date.......................................................28
Schedule Update Date.........................................................28
SEC...........................................................................6
Securities Act................................................................6
Special Distribution..........................................................2
Tax Losses...................................................................35
Tax Returns..................................................................34
Tax Items.....................................................................9
Taxes........................................................................34
Taxing Authority.............................................................34
Trailblazer...................................................................5
Transfer Cost.................................................................3
Treasury Regulations..........................................................2
Tribe.........................................................................2
Year 2000 Problem............................................................12

                                    SCHEDULES

Schedule 3.6               -        No Conflict
Schedule 3.7               -        Consents
Schedule 3.8               -        Laws and Regulations; Litigation
Schedule 3.10              -        No Adverse Change
Schedule 3.12              -        Taxes
Schedule 3.16              -        Environmental
Schedule 3.18              -        Contracts and Commitments
Schedule 3.20              -        Assets Other Than Real Property Interests
Schedule 3.22              -        Intellectual Property
Schedule 3.23              -        Licenses, Permits
Schedule 3.24              -        Transactions with Affiliates
Schedule 3.25              -        Customer Accounts Receivables
Schedule 3.26              -        Insurance
Schedule 5.1               -        Certain Changes
Schedule 5.12              -        Assets Subject to Sale or Transfer

                             CONTRIBUTION AGREEMENT


           This Contribution Agreement (the "Agreement") is made and entered into as of December 30, 1999, by and among Kinder Morgan, Inc., a Kansas corporation ("KMI"), Natural Gas Pipeline Company of America, a Delaware corporation ("NGPL"), KN Gas Gathering, Inc., a Colorado corporation ("KN Gas"), Kinder Morgan Energy Partners, L.P., a Delaware limited partnership ("KMEP"), and Kinder Morgan G.P., Inc., a Delaware corporation and the sole general partner of KMEP ("KMGP").

                              W I T N E S S E T H:

           WHEREAS, KMI desires to contribute to KMEP, or its designated operating partnership, and KMEP desires to accept from KMI all of KMI's interest in KN Interstate Gas Transmission Co., a Colorado corporation that will be converted into a single-member limited liability company ("KNI") prior to the Closing Date (as hereinafter defined);

           WHEREAS, NGPL desires to contribute to KMEP, or its designated operating partnership, and KMEP desires to accept from NGPL all of NGPL's interest in NGPL-Trailblazer Inc., a Delaware corporation ("NGPL-Trailblazer");

           WHEREAS, KN Gas desires to contribute to KMEP, or its designated operating partnership, and KMEP desires to accept from KN Gas all of KN Gas' interest in Red Cedar Gathering Company, a Colorado general partnership ("Red Cedar");

           NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                  CONTRIBUTION

           1.1 Contribution. On the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined):

                  (a) KMI will contribute, assign, transfer and convey to KMEP, or its designated operating partnership, all of the outstanding membership interests of KNI (the "KNI Membership Interest"), free and clear of all security interests, liens, mortgages, pledges, charges, encumbrances and rights of others ("Liens"), in exchange for a number of common units (the "KMI Common Units") representing limited partnership units of KMEP (the "Common Units") to be agreed upon by KMI and KMEP prior to Closing;

                  (b) NGPL will contribute, assign, transfer and convey to KMEP, or its designated operating partnership, all of the outstanding capital stock of NGPL-Trailblazer (the "NGPL-Trailblazer Shares") free and clear of all Liens, in exchange for a number of

Common Units (the "NGPL Common Units") to be agreed upon by KMI and KMEP prior to Closing; and

                  (c) KN Gas will contribute, assign, transfer and convey to KMEP, or its designated operating partnership, all of KN Gas' 49% general partnership interest in Red Cedar (the "Red Cedar Interest") free and clear of all Liens other than Liens pursuant to the terms of the Joint Venture Agreement of Red Cedar dated March 30, 1998 (the "Red Cedar Agreement"), between KN Gas and the Southern Ute Indian Tribe (the "Tribe"), in exchange for a number of Common Units (the "KN Gas Common Units") to be agreed upon by KMI and KMEP prior to Closing.

                  (d) The parties agree that the aggregate number of Common Units to be agreed as KMI Common Units, NGPL Common Units and KN Gas Common Units pursuant to clauses (a), (b) and (c) above (collectively, the "Newly-Issued Units") shall be 9,810,000.

           1.2 Borrowing by KMEP; Special Distribution. Simultaneously with the Closing, KMEP shall incur debt in such amount and on such terms as may be acceptable to KMEP (the "KMEP Debt"). The KMEP Debt shall be sufficient in amount to allow KMEP to use the proceeds of KMEP Debt to fund a distribution to KMI in the amount of $330,000,000 (the "Special Distribution") which shall be declared and paid to KMI immediately after the contribution of the KNI Membership Interest. KMGP shall provide to KMEP's lenders a full and unconditional guaranty of payment of the KMEP Debt in form and substance satisfactory to KMGP (the "KMGP Guarantee"). KMI shall provide to KMGP an indemnity in form and substance satisfactory to KMI and KMGP (the "KMI Debt Indemnity") indemnifying KMGP against certain amounts which may be incurred or paid by, or assessed against, KMGP under the KMGP Guarantee or otherwise by operation of law. The parties agree that the entire amount of KMEP Debt is allocable to, and shall be allocated to, KMI under Sections 1.752-2 and 1.707-5(b) of the Treasury Regulations (the "Treasury Regulations") promulgated under the Internal Revenue Code of 1986, as amended (the "Code"). If agreed by the parties hereto, instead of the incurrence of the KMEP Debt by KMEP, KMI may incur such debt and contribute the KNI Membership Interest and that debt to KMEP. The KMGP Guarantee and the KMI Debt Indemnity would also be applicable in this scenario. The parties agree that in this case the entire amount of KMEP Debt shall be allocable to, and shall be allocated to, KMI under Sections 1.752-2 and 1.707-5(a) of the Treasury Regulations.

           1.3 Transfer Taxes and Recording Fees. Each of the Contributors shall be responsible for any and all taxes or fees imposed or incurred by reason of the contributions hereunder and/or the filing or recording of any instruments necessary to effect the contributions hereunder, regardless of when such taxes or fees are levied or imposed, including sales, use, value-added, excise, real estate transfer, lease assignment, stamp, documentary and similar taxes and fees (the "Transfer Cost"). To the extent under applicable law the transferee is responsible for filing tax returns in respect of Transfer Costs, KMEP shall prepare all such returns. The parties shall provide such certificates and other information and otherwise cooperate to the extent reasonably required to minimize Transfer Costs.

                                   ARTICLE 2
                                    CLOSING

           2.1 Closing. Subject to the satisfaction or waiver of the conditions to closing set forth in Article 6, the closing (the "Closing") of the contribution of the KNI Membership Interest, the NGPL-Trailblazer Shares and the Red Cedar Interest (collectively, the "Equity") contemplated hereby shall be held at the offices of Bracewell & Patterson, L.L.P. at 711 Louisiana Street, Suite 2900, Houston, Texas on or before the third business day following such satisfaction or waiver commencing at 9:00 a.m., Houston, Texas time or such other place, date and time as may be mutually agreed upon by the parties hereto. The "Closing Date," as referred to herein, shall mean the date of the Closing.

           2.2 Deliveries at the Closing. At or before the Closing:

           (a) KMI will deliver, or cause to be delivered, to KMEP the KNI Membership Interest;

           (b) KMI will deliver, or cause to be delivered, to KMGP the KMI Debt Indemnity;

           (c) NGPL will deliver, or cause to be delivered, to KMEP the certificates representing all of the NGPL-Trailblazer Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed;

           (d) Gas will deliver, or cause to be delivered, to KMEP the Red Cedar Interest;

           (e) KMI, NGPL and KN Gas (collectively, the "Contributors") will deliver, or cause to be delivered, to KMEP:

                  (i) the officer's certificates referred to in Section 6.1(a); and

                  (ii) all the other documents, certificates and other instruments required to be delivered or caused to be delivered, by the Contributors pursuant hereto; and

           (f) KMEP and KMGP will deliver, or cause to be delivered, to KMI on behalf of the Contributors:

                  (i) the Special Distribution by wire transfer to a bank account designated by KMI prior to the Closing Date;

                  (ii)     the Newly-Issued Units;

                  (iii)    the officer's certificate referred to in Section
           6.2(a);

                  (iv) all documents and instruments satisfactory to the Contributors to effect the substitution of KMEP, or its affiliate, as a general partner of Red Cedar;

                  (v)      the KMGP Guarantee; and

                  (vi) all the other documents, certificates and other instruments required to be delivered or caused to be delivered, by KMEP and KMGP pursuant hereto.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS

           Each of the Contributors hereby represent and warrant, jointly and severally, to KMEP that as of the date hereof and as of the Closing Date:

           3.1 Organization and Existence. KMI is duly incorporated, validly existing and in good standing under the laws of the State of Kansas. NGPL is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. KN Gas is duly incorporated, validly existing and in good standing under the laws of the State of Colorado. Each Contributor has full corporate power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties are now owned or held and such business is now conducted. Each Contributor is duly licensed or qualified to do business as a foreign corporation and is in good standing in the states in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the respective Contributor.

           3.2 Capitalization of the Contributed Entities.

           (a) As of the date hereof (i) the authorized capital stock of KNI consists of 10,000 shares of common stock, par value $1.00 per share, of which 10,000 shares are issued and outstanding, fully paid and nonassessable, and (ii) all of the outstanding shares of KNI are owned beneficially and of record by KMI, free and clear of all Liens. Upon Closing, the KNI Membership Interest will be fully paid and nonassessable, owned beneficially and of record by KMI and free and clear of all Liens.

           (b) The authorized capital stock of NGPL-Trailblazer consists of 10,000 shares of common stock, no par value per share, of which 3,562 shares are issued and outstanding, fully paid and nonassessable. The NGPL-Trailblazer Shares are owned beneficially and of record by NGPL, free and clear of all Liens.

           (c) Red Cedar is governed by the Red Cedar Agreement. KN Gas has good and valid title to a 49% general partnership interest in Red Cedar that is owned free and clear of all Liens other than Liens pursuant to the Red Cedar Agreement and the Pledge Agreement dated as of October 23, 1998, among KN Gas, the Tribe and Chase Bank of Texas, N.A., as collateral agent for the lenders, administrative agent and noteholders (the "Pledge Agreement").

           (d) There are no outstanding subscriptions, options, convertible securities, warrants, calls or rights of any kind (issued or granted by, or binding upon, the Contributors or KNI, NGPL-Trailblazer or Red Cedar) to purchase or otherwise acquire any security of or equity interest in the KNI, NGPL-Trailblazer or Red Cedar (the "Contributed Entities"), other than pursuant to the Red Cedar Agreement and the Pledge Agreement. The Contributors have full legal right to contribute, assign and transfer the Equity to KMEP and will, upon delivery of the Equity to KMEP pursuant to the terms hereof, transfer to KMEP good and valid title to the Equity free and clear of all Liens other than pursuant to the Red Cedar Agreement and the Pledge Agreement.

           3.3 Subsidiaries. Trailblazer Pipeline Company, an Illinois general partnership ("Trailblazer"), is the only corporation, partnership, joint venture or other business entity in which any of the Contributed Entities has direct or indirect investment or interest in or control over. Trailblazer is validly existing and in good standing under the laws of the State of Illinois. Trailblazer has full power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted. Trailblazer is duly qualified and in good standing in the states in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Trailblazer. Except pursuant to Trailblazer's partnership agreement, there are no outstanding subscriptions, options, convertible securities, warrants, calls or rights of any kind (issued or granted by, or binding upon, the Contributed Entities or Trailblazer) to purchase or otherwise acquire any security of or equity interest in Trailblazer.

           3.4 Authority and Approval. The Contributors have the corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by them. Prior to Closing, the execution and delivery by the Contributors of this Agreement, the performance by the Contributors of all the terms and conditions hereof to be performed by them and the consummation of the transactions contemplated hereby shall have been duly authorized and approved by all requisite corporate action of the Contributors. This Agreement constitutes the valid and binding obligation of the Contributors enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

           3.5 SEC Filings. Since January 1, 1998 (a) KMI has made all filings required to be made by the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
(b) all filings by KMI with the Securities and Exchange Commission (the "SEC"), at the time filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, (c) no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, and (d) all financial statements contained or incorporated by reference therein complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved ("GAAP") (except as may be indicated in the notes thereto), and fairly presented the financial condition and results of operations of KMI, as applicable, at and as of the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

           3.6 No Conflict. Except as set forth on Schedule 3.6, this Agreement and the execution and delivery hereof by the Contributors do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (a) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of the Contributors, the Contributed Entities or Trailblazer; (b) violate any provision of any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Contributors, the Contributed Entities or Trailblazer; (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any material indenture, mortgage or lien, or, any material agreement, contract, commitment or instrument to which the Contributors, the Contributed Entities or Trailblazer is a party or by which any of them is bound or to which any property of the Contributors, the Contributed Entities or Trailblazer is subject, except in the case of this clause (b) or
(c), for those which individually or in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Contributed Entities, taken as a whole (a "Material Adverse Effect"); or (d) result in the creation of any material lien, charge or encumbrance on the assets of the Contributors, the Contributed Entities or Trailblazer under any such material indenture, mortgage, lien, lease, agreement or instrument.

           3.7 Consents. Except as set forth on Schedule 3.7 and other than compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and consents (a) by the Tribe in connection with the Red Cedar Agreement, and (b) by Red Cedar's lenders, no consent, approval, license, permit, order, or authorization of, or registration, declaration, or filing with, any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (collectively, "Governmental Authorities") or other person or entity is required to be obtained or made by or with respect to Contributors, the Contributed Entities or Trailblazer in connection with:

           (i) the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby; and

           (ii) the conduct by each of the Contributed Entities or Trailblazer of its business following the Closing as conducted on the date hereof.

           3.8 Laws and Regulations; Litigation. Schedule 3.8 sets forth a list as of the date of this Agreement of all pending lawsuits or claims, with respect to which any of the

Contributors, the Contributed Entities or Trailblazer has been contacted in writing by counsel for the plaintiff or claimant, against or affecting any of the Contributed Entities or Trailblazer or any of their respective properties, assets, operations or businesses and that (i) would individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) seek any material injunctive relief. Except as set forth on Schedule 3.8, and except for those violations which would not individually, or in the aggregate, have a Material Adverse Effect, the Contributed Entities and Trailblazer are not, to the knowledge of the Contributors, in violation of or in default under any law or regulation or under any order of any Governmental Authorities applicable to them and, except to the extent set forth on Schedule 3.8, there are no claims, fines, actions, suits, demands, investigations or proceedings pending or, to the Contributor's knowledge, threatened in writing against or affecting the Contributed Entities or Trailblazer, at law or in equity, or before or by any Governmental Authorities having jurisdiction over the Contributed Entities or Trailblazer which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.8, as of the date of this Agreement there is no lawsuit or claim by either the Contributed Entities or Trailblazer that is pending against any other person.

           3.9 Financial Statements. Upon compliance with Section 5.6 hereof, the Contributors shall have delivered to KMEP true and correct copies of the following financial statements (the "Financial Statements"): balance sheets of the Contributed Entities as of December 31, 1998, and September 30, 1999 (the "Balance Sheet Date") and statements of income for the Contributed Entities for the 12 months ended December 31, 1998 and the nine months ended September 30, 1999. The Financial Statements are accurate and complete and consistent with the books and records of the Contributed Entities and Trailblazer and fairly present in all material respects, in accordance with GAAP (except as noted therein, except for the absence of footnotes and except, in the case of unaudited interim financial statements, for normal year-end adjustments), the financial condition of the Contributed Entities and Trailblazer as and at the respective dates and the results of their operations for the period covered thereby consistent with the expected disposition of the balances for the transactions contemplated by this Agreement, if applicable.

           3.10 No Adverse Changes. Except as set forth on Schedule 3.10, for actions or items required or allowed under Article 5 of this Agreement and for changes in the ordinary course of business due to matters that generally affect the economy or the industry in which the Contributed Entities are engaged, since the Balance Sheet Date there have been no material adverse changes in (a) the assets, liabilities or financial condition of the Contributed Entities, taken as a whole, from that set forth in the balance sheets dated as of the Balance Sheet Date included in the Financial Statements (the "Balance Sheets") or (b) the business, financial condition or results of operations of the Contributed Entities and Trailblazer, taken as a whole. Except as set forth on Schedule 3.10, since the Balance Sheet Date, the Contributors have caused the business of each of the Contributed Entities to be conducted in the ordinary course and in substantially the same manner as previously conducted and has made all reasonable efforts consistent with past practices to preserve each of the Contributed Entities' and Trailblazer's relationships with customers, suppliers, and others with whom each of the Contributed Entities and Trailblazer deals. Except as set forth on Schedule 3.10, since the Balance Sheet Date, none of the Contributed Entities or Trailblazer has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in
Section 5.1.

           3.11 Liabilities. Except as set forth on the Balance Sheets or reflected in the notes thereto, none of the Contributed Entities nor Trailblazer have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, other than contractual liabilities incurred in the ordinary course of business which are not required to be disclosed on the Balance Sheets under GAAP and other than normal and ordinary liabilities which have arisen after the Balance Sheet Date in the ordinary course of business, consistent with past practices.

           3.12 Taxes.

           (a) Except as set forth on Schedule 3.12 or as would not reasonably be expected to have a Material Adverse Effect, (i) all Tax Returns (as hereinafter defined) required to be filed by or with respect to the Contributed Entities or Trailblazer and any affiliated, consolidated, combined, unitary or similar group of which any of the Contributed Entities or Trailblazer is or was a member have been duly filed on a timely basis (taking into account all extensions of due dates); (ii) all items of income, gain, loss, deduction and credit or other items ("Tax Items") required to be included in each such Tax Return have been so included and all such Tax Items and any other information provided in each such Tax Return is true, correct and complete; (iii) all Taxes owed by any of the Contributed Entities, Trailblazer and any affiliated, consolidated, combined, unitary or similar group of which any of the Contributed Entities or Trailblazer is or was a member which are or have become due have been timely paid in full; (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax; (v) the Contributed Entities and Trailblazer have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; (vi) there are no Liens on any of the assets of any of the Contributed Entities or Trailblazer that arose in connection with any failure (or alleged failure) to pay any Tax on any of the assets of the Contributed Entities or

Trailblazer, with respect to Taxes, other than Liens for Taxes not yet due and payable; (vii) there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to any of the Contributed Entities, Trailblazer or any affiliated, consolidated, combined, unitary or similar group of which any of the Contributed Entities or Trailblazer is or was a member nor are there any outstanding agreements or waivers by or with respect to the Contributed Entities or Trailblazer, extending the period for assessment or collection of any Taxes; (viii) there is no pending action, proceeding or investigation for assessment or collection of Taxes and no Tax assessment, deficiency or adjustment has been asserted or proposed with respect to the Contributed Entities or Trailblazer.

           (b) Except as set forth on Schedule 3.12 or as would not reasonably be expected to have a Material Adverse Effect, no claim has ever been made by an authority in a jurisdiction where any of the Contributed Entities, Trailblazer or any affiliated, consolidated, combined, unitary or similar group of which any of the Contributed Entities or Trailblazer is or was a member does not file Tax Returns that any of the Contributed Entities or Trailblazer is or may be subject to taxation in that jurisdiction.

           (c) Except as set forth on Schedule 3.12 or as would not reasonably be expected to have a Material Adverse Effect, the total amounts set up as liabilities for current and deferred Taxes in the Financial Statements (as adjusted for operations and transactions in the ordinary course of business since the date of the Financial Statements in accordance with past custom and practice) will be sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to any of the Contributed Entities and Trailblazer up to and through the periods ending on the dates thereof.

           (d) Schedule 3.12 contains a true and complete copy of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting any of the Contributed Entities and Trailblazer. All such Tax allocation or sharing arrangements will be terminated effective as of the Closing Date, and no payments will become due by any of the Contributed Entities and Trailblazer thereafter.

           (e) Neither the Contributed Entities nor Trailblazer own any interest in any controlled foreign corporation (as defined in section 957 of the Code), foreign personal holding company (as defined in Section 552 of the Code), passive foreign investment company (as defined in section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of any of the Contributed Entities or Trailblazer.

           (f) None of the property of the Contributed Entities or Trailblazer is subject to a safe-harbor lease (pursuant to section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g)(5) of the Code).

           (g) Neither the Contributed Entities nor Trailblazer has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the Code.

           (h) Except as set forth on Schedule 3.12, neither the Contributed Entities nor Trailblazer (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is KMI) or (ii) has any liability for the Taxes of any person or entity (other than any of the Contributed Entities and Trailblazer) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

           (i) Neither the Contributed Entities nor Trailblazer have entered into any agreement or arrangement with any Taxing Authority (as hereinafter defined) that requires any of the Contributed Entities and Trailblazer to take any action or to refrain from taking any action.

           3.13 Employee Benefits. The Contributed Entities and Trailblazer do not have and will not on Closing Date have any employees or other employed individuals. None of the Contributors, the Contributed Entities or Trailblazer is a party to or is bound by any collective bargaining agreement with respect to any employees who perform services in connection with the business operations of the Contributed Entities and Trailblazer and, to the knowledge of the Contributors, there are not any union organizing efforts underway with respect to any such employees. The Contributed Entities and Trailblazer do not and have never sponsored, maintained, contributed to or been a party to any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any other employee benefit or compensation arrangement, agreement or program.

           3.14 Accurate and Complete Records. To the knowledge of the Contributors, the books, ledgers, financial records and other records of the Contributed Entities and Trailblazer since January 1, 1998:

           (a) are, or will be as of the Closing Date, in the possession of the Contributed Entities or Trailblazer, as applicable;

           (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations and generally accepted standards of practice; and

           (c) are accurate and complete and do not contain or reflect any material discrepancies.

           3.15 Year 2000. The Contributed Entities and Trailblazer have completed their review and assessment of the Year 2000 Problem (as hereinafter defined), have developed a plan for addressing the Year 2000 Problem on a timely basis and have implemented such plan, except where the failure to do so is not reasonably likely to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, none of the assets or equipment owned or utilized by the Contributed Entities or Trailblazer are expected to fail to perform because of, or due in any way to, a Year 2000 Problem. To the Contributor's knowledge (which knowledge is based on responses to written inquiries made by the Contributed Entities or Trailblazer or otherwise based on information brought specifically to the attention of the Contributed Entities or Trailblazer), no vendor, supplier or customer of the Contributed Entities or Trailblazer is reasonably expected to experience a Year 2000 Problem that, individually or in the aggregate, would reasonably be expected to cause a Material Adverse Effect. The term "Year 2000 Problem" means the material inability of any hardware, software or process to recognize and correctly calculate dates, or the failure of computer systems, products or services to perform any of their intended functions in a proper manner in connection with data containing any date.

           3.16   Environmental.

           (a)    For purposes of this Agreement:

           "Environmental Laws" shall include, without limitation, (i) the Resource Conservation and Recovery Act, as amended, (ii) the Clean Air Act, as amended; (iii) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, ("CERCLA"); (iv) the Federal Water Pollution Control Act, as amended; (v) the Safe Drinking Water Act, as amended; (vi) the Toxic Substances Control Act, as amended; (vii) the Emergency Planning and Community Right-to Know Act, as amended; (viii) the National Environmental Policy Act, as amended; (ix) the Occupational Safety and Health Act, as amended;
           (x) the Pollution Prevention Act of 1990, as amended; (xii) the Hazardous Materials Transportation Act, as amended; (xiii) any regulations promulgated under (i) through (xii); or (xiv) any other federal, state or local statutes, laws, ordinances, rules, regulations, orders, codes, decisions, injunctions or decrees that regulate or otherwise pertain to the protection of human health or the protection of the environment, including the management, control, discharge, emission, treatment, containment, handling, removal, use, generation, migration, storage, release, transportation, disposal, remediation, manufacture, processing or distribution of Hazardous Materials that are or may present a threat to public health, worker or public safety or the environment.

           "Hazardous Materials" means any substance, whether solid, liquid, or gaseous: (i) which is listed, defined, or regulated as a "hazardous material," "hazardous waste," "solid waste," "hazardous substance," "toxic substance," "pollutant," or "contaminant," or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Law; or (ii) which is or contains asbestos, polychlorinated biphenyls, radon, urea formaldehyde foam insulation, explosives, or radioactive materials; or (iii) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any components, fractions, or derivatives thereof, any oil or gas exploration or production waste, and any natural gas, synthetic gas and any mixtures thereof; or (iv) which causes or poses a threat to cause contamination or nuisance on any properties, or any adjacent property or a hazard to the environment or to the health or safety of persons on or about any properties.

           (b) Except as set forth on Schedule 3.16 or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse
Effect: (i) the respective properties, assets, and operations of the Contributed Entities and Trailblazer are in compliance with applicable Environmental Laws;
(ii) to the knowledge of the Contributed Entities and Trailblazer, no circumstances exist with respect to their respective properties, assets and operations that give rise to an obligation by the Contributed Entities or Trailblazer to investigate, remediate, monitor or otherwise address the presence, on-site or offsite, of Hazardous Materials under any applicable Environmental Laws; (iii) the Contributed Entities and Trailblazer and their respective properties, assets, and operations are not subject to any pending or, to the knowledge of the Contributed Entities and Trailblazer, threatened, claim, action, suit, investigation, inquiry or proceeding under any Environmental Law (including, without limitation, designation as a potentially responsible party under CERCLA or any similar local or state law); (iv) all notices, permits, permit exemptions, licenses or similar authorizations, if any, required to be obtained or filed by the Contributed Entities or Trailblazer under any Environmental Law in connection with their respective businesses have been duly obtained or filed and are valid and currently in full force and effect; (v) there has been no release of any Hazardous Material into the environment by the Contributed Entities or Trailblazer or in connection with their properties, assets and operations, except in compliance with applicable Environmental Law; (vi) there has been no exposure of any person or property to any Hazardous Material in connection with the properties, operations or activities of the Contributed Entities or Trailblazer, except as would not reasonably be expected to give rise to a claim, action, suit or proceeding by or on behalf of such person or property; and (vii) the Contributed Entities and Trailblazer have made available to KMEP all internal and external environmental audits and studies and correspondence on substantial environmental matters (in each case relevant to the Contributed Entities or Trailblazer) in the possession of the Contributed Entities or Trailblazer.

         3.17 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the Contributor's knowledge, threatened against the Contributors, the Contributed Entities or Trailblazer.

         3.18 Contracts and Commitments.

         (a) Schedule 3.18 contains a complete and accurate list of all contracts (written or oral), plans, undertakings, commitments or agreements (including, without limitation, intercompany contracts) (the "Contracts") of the following categories to which any of the Contributed Entities or Trailblazer is a party or by which any of them is bound as of the date of this Agreement:

                  (i) (1) continuing contracts for the future purchase of materials, supplies, or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), (2) management, service, consulting, or other similar types of contracts or (3) advertising agreements or arrangements, in any such case that have an aggregate future liability to any person (other than the applicable Contributed Entity or Trailblazer) in excess of $50,000 and is not terminable by the applicable Contributed Entity or Trailblazer by notice of not more than 60 days for a cost of less than $50,000;

                  (ii) material licenses, options, or other agreements relating in whole or in part to the intellectual property (including any license or other agreement under which the applicable Contributed Entity or Trailblazer is licensee or licensor of any such intellectual property);

                  (iii) agreements, contracts, or other instruments (including so-called take-or-pay or keepwell agreements) under which any person (including each of the Contributed Entities or Trailblazer) has directly or indirectly guaranteed indebtedness, liabilities, or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case that, individually, is in excess of $50,000;

                  (iv) agreements, contracts, or other instruments under which any of the Contributed Entities or Trailblazer has, directly or indirectly, made any advance, loan, extension of credit, or capital contribution to, or other investment in, any person or entity (other than any of the Contributed Entities or Trailblazer), in any such case that, individually, is in excess of $50,000;

                  (v) (1) all Contracts pertaining to the purchase and sale of natural gas in all its forms and all other hydrocarbons (including liquid products) having a term of more than twenty-seven days or involving the payment or receipt of more than $300,000 per month of cash or other value, including, without limitation, pipeline leases or operating agreements including compressor leases; and (2) all Contracts pertaining to the processing, treating, compression, gathering, storage, exchange, transportation or transmission of natural gas in all its forms and all other hydrocarbons (including liquid products) involving the payment or receipt of more than $50,000 per month of cash or other value;

                  (vi) all Contracts, leases or easements involving yearly rental payments or receipts in excess of $10,000;

                  (vii) all promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments providing for the lending of money, whether as borrower, lender or guarantor, in excess of $50,000 and all related security agreements or similar agreements associated therewith;

                  (viii) Contracts containing covenants limiting the freedom of the Contributed Entities or Trailblazer to engage in any line of business or compete with any person or operate at any location, including, without limitation, any preferential rights granted to third parties;

                  (ix) any Contract pending for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with a value in excess of $100,000 (other than inventory) or capital stock of any person (including, without limitation, the Contributed Entities or Trailblazer);

                  (x) Contracts between the Contributed Entities or Trailblazer, on one hand, and the Contributors or any affiliate of the Contributors (or any current or former officer, director or employee of the Contributors or any affiliate of the Contributors) on the other hand;

                  (xi) all Contracts pertaining to the ownership, operation, or maintenance of any and all facilities of the Contributed Entities or Trailblazer having a value in excess of $100,000;

                  (xii) to the extent not otherwise listed on Schedule 3.18, any Contract the primary purpose of which is to require any of the Contributed Entities or Trailblazer to indemnify or otherwise make whole any person with an indemnification or make whole obligation having a value in excess of $100,000; and

                  (xiii) any other agreement which is material to the Contributed Entities or Trailblazer.

         (b) True copies of the written Contracts, and accurate written summaries of the oral Contracts, identified on Schedule 3.18 have been made available to KMEP. Except as set forth on Schedule 3.18, neither the Contributed Entities nor Trailblazer is and, to the Contributor's knowledge, no other party is in default under, or in breach or violation of (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under, or a breach or violation or lapse of) any term, condition or provision of any Contract identified on Schedule 3.18 except for defaults, breaches, violations or events which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (c) Other than Contracts which have terminated or expired in accordance with their terms, each of the Contracts identified on Schedule 3.18 constitutes valid, binding and enforceable obligations of the Contributed Entities, Trailblazer or the Contributors and the Contributor's affiliates to the extent they are parties thereto and, to the Contributor's knowledge, enforceable obligations of any other party thereto, in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect.

         (d) To the Contributor's knowledge, no event has occurred which either entitles, or would, upon notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Contributed Entities or Trailblazer to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Contributed Entities or Trailblazer.

         (e) Except as set forth on Schedule 3.18 or as would not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect,
(i) none of the Contributors, the Contributor's affiliates, the Contributed Entities or Trailblazer have received any prepayment, advance payment, deposits or similar payments, and have no refund obligation, with respect to any gas or products purchased, sold, transported, gathered, stored or processed by or on behalf of the Contributed Entities or Trailblazer; (ii) none of the Contributors, the Contributor's affiliates, the Contributed Entities or Trailblazer have received any compensation for transportation, gathering, storage or processing services which would be subject to any refund or create any repayment obligation either by or to the Contributed Entities or Trailblazer, and to the Contributor's knowledge, there is no basis for a claim that a refund is due; and (iii) with regard to gas transportation, gathering, processing, storage and sales Contracts in effect as of the Closing Date, the Contributed Entities and Trailblazer will be entitled to receive the full contract price in accordance with the terms of each such contract for all gas and products transported, gathered, processed, stored and/or sold on and after the Closing Date.

         3.19 Assets. All of the assets necessary to conduct the business of the Contributed Entities or Trailblazer, as such business is conducted on the Closing Date, are, or will be at Closing, owned or leased by the Contributed Entities or Trailblazer, except where the failure to own or lease such assets would not reasonably be expected to have a Material Adverse Effect.

         3.20 Assets Other than Real Property Interests. Each of the Contributed Entities and Trailblazer has good and valid title to all material assets reflected on the Balance Sheets or thereafter acquired, except those sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens except (i) such as are set forth on
Schedule 3.20, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and Liens for Taxes that are not due and payable or that may thereafter be paid without penalty, (iii) Liens that secure debt that is reflected as a liability on the Balance Sheet and the existence of which is indicated in the notes thereto and
(iv) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (the Liens described in clauses (ii), (iii) and (iv) above are hereinafter referred to collectively as "Permitted Liens").

         All the material tangible personal property of each of the Contributed Entities or Trailblazer has been maintained in accordance with generally accepted industry practice and is in good operating condition and repair, ordinary wear and tear excepted, in each case except such as would not reasonably be expected to have a Material Adverse Effect. This Section 3.20 does not relate to real property or interests in real property, such items being the subject of Section 3.21.

         3.21 Title to Real Property. Each of the Contributed Entities or Trailblazer has:

         (a) good and valid title in fee to all real property and interests in real property purported to be owned in fee by the Contributed Entities or Trailblazer (individually, an "Owned Property"); and

         (b) good and valid title to the leasehold estates in all real property and interests in real property purported to be leased by the Contributed Entities or Trailblazer (individually, a "Leased Property"), and in the case of both clause (a) and (b), free and clear of all Liens, except:

                  (i)    Liens set forth on Schedule 3.21;

                  (ii)   leases, subleases and similar agreements set forth on
         Schedule 3.21;

                  (iii)  Permitted Liens;

                  (iv) easements, covenants, rights-of-way and other similar restrictions (1) of record, (2) that are unrecorded and held by affiliates of the Contributors that are the subject of Section 5.12 with respect to the Owned Property or Leased Property, and (3) that are unrecorded and held by the Contributed Entities or Trailblazer that are the subject of Section 5.12 with respect to real property or interests in real property owned or leased by the Contributors or their affiliates;

                  (v) any conditions that may be shown by a current, accurate survey or physical inspection of any Owned Property or Leased Property made prior to Closing; and

                  (vi)(1) zoning, building and other similar restrictions, (2) mortgages, Liens, security interests, encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which any of the Contributed Entities or Trailblazer has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (3) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (1), (2) and (3), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         3.22 Intellectual Property. Schedule 3.22 sets forth a true and complete list of all material patents, trademarks (registered or unregistered), trade names, service marks and copyrights and applications therefor (collectively, "Intellectual Property"), owned, used, filed by or licensed to any of the Contributed Entities or Trailblazer. With respect to registered trademarks, Schedule 3.22 sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as set forth on Schedule 3.22, the Contributed Entities and Trailblazer own, and the Contributed Entities and Trailblazer have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all Intellectual Property listed on Schedule 3.22, as applicable, and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights, in each case, except as such, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         3.23 Licenses; Permits. Schedule 3.23 sets forth a true and complete list, as of the date of this Agreement, of all material licenses, permits and authorizations issued or granted to any of the Contributed Entities or Trailblazer by Governmental Authorities that are necessary or desirable for the conduct of the business of the Contributed Entities or Trailblazer. Except as set forth on Schedule 3.23, all such licenses, permits and authorizations are validly held by the Contributed Entities or Trailblazer, as applicable, the relevant Contributed Entities or Trailblazer have complied in all material respects with all terms and conditions thereof and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except such as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All such material licenses, permits and authorizations that are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of any of the Contributed Entities or Trailblazer shall be deemed included under this warranty.

         3.24 Transactions with Affiliates. Except as set forth on Schedule 3.24, no agreement, contract or other arrangement between any of the Contributed Entities or Trailblazer, on the one hand, and the Contributors or any of their affiliates (other than any of the Contributed Entities or Trailblazer), on the other hand, will continue in effect subsequent to the Closing.

         3.25 Customer Accounts Receivable. All customer accounts receivable of each of the Contributed Entities or Trailblazer, whether reflected on the Balance Sheets or subsequently created, have arisen from bona fide transactions in the ordinary course of business. To the knowledge of the Contributors, all such customer accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Balance Sheet. The Contributed Entities and Trailblazer have good and marketable title to their respective accounts receivable, free and clear of all Liens, except as set forth on Schedule 3.25. Since the Balance Sheet Date, there have not been any write-offs as uncollectible of any notes or accounts receivable of any of the Contributed Entities or Trailblazer, except for write-offs in the ordinary course of business and consistent with past practice would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         3.26 Insurance. KMI, an affiliate of KMI, the Contributed Entities or Trailblazer maintains, on behalf of the Contributed Entities or Trailblazer, policies of fire and casualty, liability, and other forms of insurance in such amounts, with such deductibles, and against such risks and losses as are, in the Contributor's judgment, reasonable for the business and assets of the Contributed Entities or Trailblazer. The insurance policies maintained with respect to the Contributed Entities and Trailblazer and their respective assets and properties owned and maintained by the Contributed Entities and Trailblazer are listed on Schedule 3.26. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation. To the knowledge of the Contributors, the activities and operations of each of the Contributed Entities and Trailblazer have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

         3.27 Disclosure. To the knowledge of the Contributors, no representation or warranty of the Contributors contained in this Agreement, and no statement made by the Contributors contained in this Agreement or any Constituent Document (as hereinafter defined) furnished or to be furnished by or on behalf of the Contributors to KMEP or any of its representatives, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in this Agreement or any Constituent Document.

         3.28     Government Contracts.

         (a) None of the Contributed Entities have any Contracts with any agency of the government of the United States involving any information, technology or data which is classified under Executive Order 12356 of April 2, 1982; and

         (b) None of the Contributed Entities have any products or services (including research and development) with respect to which it (i) is a supplier, direct or indirect, to any of the military services of the United States or the Department of Defense, except the supply to individuals of such military in their individual capacity, or (ii) has technology which has or could have military applications.

         3.29     Securities Laws.

         (a) The Contributors acknowledge that upon issuance each certificate representing the Newly-Issued Units shall bear a legend in substantially the following form:

         THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS ("ACTS"). THE UNITS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE UNITS UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5.10 OF THE CONTRIBUTION AGREEMENT DATED AS OF DECEMBER 30, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICE.

         (b) Each of the Contributors is an accredited investor within the meaning of Rule 501(a) under the Securities Act and the Newly-Issued Units to be issued to it pursuant to this Agreement are being acquired for its own account and not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities laws. The Contributors are aware that no federal or state Governmental Authority has made any finding or determination as to the fairness of an investment in the Newly-Issued Units, nor any recommendation or endorsement with respect thereto. The Contributors acknowledge that the issuance of the Newly-Issued Units has not been registered under the Securities Act in reliance on an exemption therefrom.

         (c) Each of the Contributors has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Newly-Issued Units and each of the Contributors is capable of bearing the economic risks of such investment.

         3.30 Utility Status. Neither the Contributors nor any of the Contributed Entities is a "Holding Company" or a "Public Utility Company" or a "Gas Utility Company" as those terms are defined in the Public Utility Holding Company Act of 1935.

         3.31 Brokerage Arrangements. Neither the Contributors nor any of the Contributed Entities have entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate KMEP or any of the Contributed Entities to pay any commission, brokerage or "finder's fee" or other fee in connection with this Agreement or the transactions contemplated herein.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF KMEP

         KMEP hereby represents and warrants to the Contributors that as of the date hereof and as of the Closing Date:

         4.1 Organization and Existence. KMEP is a limited partnership validly existing and in good standing under the laws of the State of Delaware. KMEP has full partnership power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties are now owned or held and such business is now conducted. KMEP is duly licensed or qualified to do business as a foreign partnership and is in good standing in the states in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of KMEP.

         4.2 Authority and Approval. KMEP has the partnership power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. Prior to Closing, the execution and delivery by KMEP of this Agreement, the performance by KMEP of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereby shall have been duly authorized and approved by all requisite partnership action of KMEP. This Agreement constitutes the valid and binding obligation of KMEP enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         4.3 SEC Filings. Since February 14, 1997 (a) KMEP has made all filings required to be made by the Securities Act and the Exchange Act, (b) all filings by KMEP with the SEC, at the time filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, (c) no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, and (d) all financial statements contained or incorporated by reference therein complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except as may be indicated in the notes thereto), and fairly presented the financial condition and results of operations of KMEP at and as of the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to normal year- end audit adjustments).

         4.4 Brokerage Arrangements. KMEP has not entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate the Contributors or any of their affiliates (other than KMEP and its subsidiaries) to pay any commission, brokerage or "finder's fee" or other fee in connection with this Agreement or the transactions contemplated herein.

         4.5 Utility Status. KMEP is not a "Holding Company" or a "Public Utility Company" or a "Gas Utility Company" as those terms are defined in the Public Utility Holding Company Act of 1935.

         4.6 Newly-Issued Units. The Newly-Issued Units to be issued at Closing shall be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Revised Limited Partnership
Act) and free of any preemptive or similar rights.

         4.7 Securities Laws.

         (a) KMEP is an accredited investor within the meaning of Rule 501(a) under the Securities Act and the Equity to be contributed to it pursuant to this Agreement is being acquired for its own account and not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities laws. KMEP is aware that no federal or state Governmental Authority has made any finding or determination as to the fairness of an investment in the Equity, nor any recommendation or endorsement with respect thereto. KMEP acknowledges that the contribution of the Equity has not been registered under the Securities Act in reliance on an exemption therefrom.

         (b) KMEP has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Equity and KMEP is capable of bearing the economic risks of such investment.

         4.8 Disclosure. To the knowledge of KMEP, no representation or warranty of KMEP contained in this Agreement, and no statement made by KMEP contained in this Agreement or any Constituent Document (as hereinafter defined) furnished or to be furnished by or on behalf of KMEP to the Contributors or any of their representatives, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in this Agreement or any Constituent Document.

                                    ARTICLE 5
                             ADDITIONAL AGREEMENTS,
                        COVENANTS, RIGHTS AND OBLIGATIONS

         5.1 Certain Changes. Except as set forth on Schedule 5.1, without first obtaining the written consent of KMEP, from the date hereof until the Closing Date, the Contributors covenant that they shall use their reasonable best efforts to cause the Contributed Entities and Trailblazer not to:

         (a) make any material change in the conduct of their businesses and operations, or their financial reporting and accounting methods;

         (b) other than in the ordinary course of business, enter into any contract or agreement that would be defined as "Contract" hereunder or terminate or amend in any material respect any Contract to which any of the Contributed Entities is a party;

         (c) declare, set aside or pay any dividends, or make any distributions, in respect of their equity securities, or repurchase, redeem or otherwise acquire any such securities, other than dividends or distributions by Contributed Entities in the ordinary course of business consistent with past practice;

         (d) merge into or with or consolidate with any other entity or acquire all or substantially all of the business or assets of any person or other entity;

         (e) make any change in their charter documents, partnership documents, bylaws or equivalent governing instruments;

         (f) purchase any securities of any corporation, person or entity, except short term debt securities of governmental entities and banks, or make any investment in any corporation, partnership, joint venture or other business enterprise;

         (g) increase the indebtedness of, or incur any obligation or liability, direct or indirect, for the Contributed Entities and Trailblazer, other than the incurrence of liabilities pursuant to existing agreements in the ordinary course of business consistent with past practices; provided, however, that in no event shall the Contributed Entities incur, assume or guarantee any long-term indebtedness for borrowed money;

         (h) sell, lease or otherwise dispose of any of their assets other than the sale of their assets in the ordinary course of business pursuant to existing contracts;

         (i) purchase, lease or otherwise acquire any property of any kind whatsoever other than in the ordinary course of business;

         (j) implement or adopt any material change in their tax methods, principles or elections;

         (k) hire any employees, enter into any employment agreement or enter into any collective bargaining or labor agreements or adopt any benefit plan;

         (l) permit any of its assets to become subjected to any material Lien, covenant, right-of-way or other similar restriction of any nature whatsoever;

         (m) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

         (n) except for intercompany transactions in the ordinary course of business, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, the Contributors or any of their affiliates (other than the Contributed Entities or Trailblazer);

         (o) enter into or agree upon any settlement or compromise of pending litigation or other pending proceedings before any Governmental Authority;

         (p) except as contemplated in Sections 5.2(d) and 5.2(e) or as may be required to perform the Contributors' obligations under this Agreement, make any application, filing or other request for approval from any Governmental Authority with respect to any new rates, services, terms and conditions of service or construction of facilities; or

         (q) commit to do any of the foregoing.

         5.2 Operations. Other than as provided in this Agreement, the Contributors will cause the Contributed Entities to and shall use their reasonable best efforts to cause Trailblazer to:

         (a) maintain their properties and facilities in as good working order and condition as of the date hereof, ordinary wear and tear excepted;

         (b) use their reasonable business efforts to maintain and preserve their business organization intact, retain their present employees and maintain their relationship with suppliers, customers and others having business relations with them;

         (c) advise KMEP promptly in writing of any material change in any document, schedule or other information delivered pursuant to this Agreement;

         (d) file on a timely basis all notices, reports or other filings necessary or required for the continuing operation of the business of the Contributed Entities to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located;

         (e) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any permit, variance or any other approval required by any Governmental Authority necessary or required for the continuing operation of the businesses of the Contributed Entities whether or not such approval would expire before or after the Closing Date; and

         (f) not grant any proxy with respect to the Equity or the Contributed Entities' interest in Trailblazer or deposit any of the Equity or the Contributed Entities' interest in Trailblazer into a voting trust or enter into any voting agreement with respect to any of the Equity or the Contributed Entities' interest in Trailblazer or enter into any other agreement, contract or other obligation with respect to the Equity or the Contributed Entities' interest in Trailblazer.

         5.3 Access. The Contributors will afford to KMEP and its authorized representatives reasonable access to the Contributors' and the Contributed Entities' financial, title, tax, corporate and legal materials and operating data and information available as of the date hereof and which becomes available to the Contributors at any time prior to the Closing Date, and will furnish to KMEP such other information as it may reasonably request, unless any such access and disclosure would violate the terms of any agreement to which the Contributors and the Contributed Entities is bound or any applicable law or regulation. The Contributors will use their reasonable best efforts to secure all requisite consents for the examination by KMEP and their representatives of all information covered by confidentiality agreements. The Contributors will cause the Contributed Entities to allow KMEP access to and consultation with the lawyers, accountants, and other professionals employed by or used by the Contributed Entities for all purposes under this Agreement. Any such consultation shall occur under circumstances appropriate to maintain intact the attorney-client privilege as to privileged communications and attorney work product. Additionally, the Contributors will afford to KMEP and its authorized representatives reasonable access to the books and records of the Contributors insofar as they relate to property, accounting and tax matters of the Contributed Entities. Until the Closing Date, the confidentiality of any data or information so acquired shall be maintained by KMEP and its representatives. Further, the Contributors will afford to KMEP and its authorized representatives reasonable access from the date hereof until the Closing Date, during normal business hours, to the Contributed Entities' assets and properties; provided that such access shall be at the sole cost, expense and risk of KMEP.

         5.4 Antitrust Notification; Other Reporting Requirements. The Contributors and KMEP will, as promptly as practicable upon request of the Federal Trade Commission or the Department of Justice, file any supplemental information which may be reasonably requested in connection with the parties' filings pursuant to the HSR Act and the rules and regulations promulgated thereunder. The Contributors (through the Contributed Entities, if applicable) and KMEP will duly and timely file all notices and reports required to be filed with all other Governmental Authorities in contemplation of the consummation of the transactions described herein.

         5.5 Reasonable Best Efforts. The Contributors and KMEP shall use their reasonable best efforts (a) to obtain all approvals and consents required by or necessary for the transactions contemplated by this Agreement, and (b) to ensure that all of the conditions to the obligations of KMEP and the Contributors contained in Sections 6.1 and 6.2, respectively, are satisfied timely.

         Each of KMEP and Contributors acknowledge that certain actions may be necessary with respect to the matters and actions contemplated by this Section
5.5 such as making notifications and obtaining consents or approvals or other clearances that are material to the consummation of the transactions contemplated hereby, and each of KMEP and the Contributors agree to take such action as is reasonably necessary to complete such notifications and obtain such consents or approvals or other clearances; provided, however, that nothing in this Section 5.5 or elsewhere in this Agreement shall require any party hereto to hold separate or make any divestiture of any asset or otherwise agree to, and no consents or approvals or other clearances shall be deemed to be obtained for purposes of this Agreement if such consent or approval or other clearance contains any restriction on their operations or other materially burdensome condition which would in any such case be material to the assets, liabilities or business of any of the Contributors, KMEP, the Contributed Entities or any of their respective subsidiaries in order to obtain any consent or approval or other clearance required by this Agreement; provided, further, that it being understood that such reasonable actions shall not include any requirement to offer or grant financial accommodations to any third party or to remain secondarily liable with respect to any liability.

         5.6 NYSE Listing. KMEP shall cause the Newly-Issued Units to be issued pursuant to this Agreement to be approved for listing on the New York Stock Exchange on or prior to the Closing.

         5.7 Financials. Within ten business days after the date of this Agreement, the Contributors shall deliver to KMEP the Financial Statements.

         5.8 Schedules. Within ten business days after the date of this Agreement (the "Schedule Delivery Date"), the Contributors shall deliver to KMEP all schedules set forth in this Agreement. At any time at least three (3) days prior to the scheduled Closing Date agreed to by the parties but in no event later than January 20, 2000 (the "Schedule Update Date"), the Contributors shall have the right (and the obligation) to update or amend in any respect its disclosure of any matter set forth or permitted to be set forth in the schedules hereto, including the addition of new schedules hereto, to the extent that such matter (i) was unknown to any officer of the Contributors on the Schedule Delivery Date after reasonable due diligence with respect thereto or (ii) arises subsequent to the Schedule Delivery Date, which fact (in the case of either (i) or (ii)) shall be certified by an executive officer of KMI.

         5.9 Intercompany Accounts. Prior to or on the Closing Date (a) the Contributed Entities and Trailblazer shall pay all outstanding payables owed to the Contributors or any of its affiliates (other than the Contributed Entities or Trailblazer), and (b) the Contributors and any of its affiliates (other than the Contributed Entities or Trailblazer) shall pay all outstanding payables owed to the Contributed Entities or Trailblazer.

         5.10 Transfer Restrictions. From and after the Closing Date, neither the Newly-Issued Units nor any interest therein shall be transferable by the Contributors without the prior written consent of KMEP until after the first anniversary date of the Closing Date except for transfers to affiliated entities of the Contributors in compliance with the provisions of the Securities Act in respect of the transfer of any such Newly-Issued Units or any interest therein. KMEP shall require (in form and substance reasonably satisfactory KMEP) any proposed permitted transferee of any Newly-Issued Units or any interest therein to be acquired from a Contributor to agree to take and hold such Newly-Issued Units or any interest therein subject to the provisions and upon the conditions specified in this Section 5.10. Any transfer of the Newly-Issued Units or any interest therein otherwise than in accordance with the terms of this Agreement shall be null and void.

         5.11 Further Assurances. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to take, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to make effective the transactions contemplated in this Agreement; provided, however, that nothing in this Section 5.11 or elsewhere in this Agreement shall require any party hereto to hold separate or make any divestiture of any asset or otherwise agree to, and no consents or approvals or other clearances shall be deemed to be obtained for purposes of this Agreement if such consent or approval or other clearance contains any restriction on their operations or other materially burdensome condition which would in any such case be material to the assets, liabilities or business of any of the Contributors, KMEP, the Contributed Entities or any of their respective subsidiaries in order to obtain any consent or approval or other clearance required by this Agreement; provided, further, that it being understood that such reasonable actions shall not include any requirement to offer or grant financial accommodations to any third party or to remain secondarily liable with respect to any liability.

         5.12 Post-Closing Further Assurances. Each party hereto understands that due to other transactions or past business practices involving some of the parties hereto, there may be assets of the Contributed Entities previously contractually bound (whether in writing or not) and subject to assignment or transfer from the Contributed Entities or assets held by the Contributors and their affiliates that are or should be part of the Contributed Entities business or are not or should not be part of the Contributed Entities' business, as applicable. In that regard, each party hereto shall use its reasonable best efforts to take, or cause to take, all appropriate action for no additional or reduced consideration, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to effect the appropriate assignment or transfer of any such assets identified by any party hereto after the date hereof notwithstanding any other provision of this Agreement; provided, however, that if either KMI, on the one hand, or KMEP, on the other, determines that any such assignment or asset shall materially adversely affect the transaction and consideration contemplated by this Agreement and exchanged at Closing, all parties hereto shall negotiate in good faith to effect an agreement with respect to any appropriate reallocation of consideration. Schedule 5.12 sets forth a list as of the date of this Agreement, which list does not purport to be complete, of assets of the Contributed Entities that may be affected by this Section 5.12.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

         6.1 Conditions to the Obligation of KMEP. The obligation of KMEP to proceed with the Closing contemplated hereby is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by KMEP:

         (a) The representations and warranties of the Contributors made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Contributors shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Contributors by the time of the Closing. The Contributors shall have delivered to KMEP a certificate dated the Closing Date and signed by an authorized officer of each of the Contributors confirming the foregoing matters set forth in this Section 6.1(a).

         (b) The waiting period under the HSR Act and the rules and regulations promulgated thereunder applicable to the transactions contemplated hereunder shall have expired or been terminated.

         (c) All necessary filings with and consents of any Governmental Authority required for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, all waiting periods with respect to filings made with Governmental Authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated, and no action or proceeding before a Governmental Authority shall have been instituted or threatened (i) challenging or seeking to restrain or prohibit the contribution of the Contributed Entities, (ii) seeking to prohibit or limit the ownership or operation by KMEP or the Contributed Entities of any material portion of the business or assets of KMEP or the Contributed Entities or to compel KMEP or the Contributed Entities to dispose of or hold separate any material portion of the business or assets of KMEP or the Contributed Entities, in each case as a result of the contribution of the Equity or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of KMEP to acquire or hold, or exercise full rights of ownership of, the Equity, including the right to vote the Equity on all matters properly presented to the equityholders of the Contributed Entities, as applicable, or
(iv) seeking to prohibit KMEP or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Contributed Entities.

         (d) All necessary consents of any third party, other than any Governmental Authority, required for the consummation of the transactions contemplated in this Agreement shall have been made and obtained.

         (e) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

         (f) The Board of Directors of KMGP shall have approved, in its sole discretion, on behalf of KMEP, the transactions contemplated hereby.

         (g) KMEP shall have completed all due diligence deemed necessary or appropriate, in its sole discretion, related to the consummation of the transactions contemplated by this Agreement and such due diligence investigation shall not have resulted in the discovery of facts previously undisclosed that would reasonably be expected to be have a Material Adverse Effect.

         (h) An Operations and Reimbursement Agreement shall have been executed and delivered by KMI related to the operations of KNI in form and substance mutually acceptable to KMEP and KMI (the "Operations and Reimbursement Agreement").

         (i) KNI shall have been converted into a limited liability company with all related documents and instruments to be in form and substance mutually satisfactory to KMEP and KMI.

         (j) KMEP shall have executed and delivered all documents and instruments required by the lenders to Red Cedar in connection with the assumption of Red Cedar's debt and the pledge of the Red Cedar Interest, all in form and substance satisfactory to KMEP and KMI.

         (k) KMEP shall have received the opinion of Goldman, Sachs & Co., the financial advisor to the Board of Directors of KMGP, that the Newly-Issued Units to be issued by KMEP and the Special Distribution to be made by KMEP pursuant to this Agreement are fair to KMEP from a financial point of view.

         6.2 Conditions to the Obligation of the Contributors. The obligation of the Contributors to proceed with the Closing contemplated hereby is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Contributors:

         (a) The representations and warranties of KMEP made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). KMEP shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by KMEP by the time of the Closing. KMEP shall have delivered to the Contributors a certificate dated the Closing Date and signed by an authorized officer of the general partner of KMEP confirming the foregoing matters set forth in this
Section 6.2(a).

         (b) The waiting period under the HSR Act and the rules and regulations promulgated thereunder applicable to the transactions contemplated hereunder shall have expired or been terminated.

         (c) All necessary filings with and consents of any Governmental Authority required for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, all waiting periods with respect to filings made with Governmental Authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated, and no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened
(A) challenging or seeking to restrain or prohibit the Contributor's contribution of the Equity, or (B) to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

         (d) All necessary consents of any third party, other than any Governmental Authority, required for the consummation of the transactions contemplated in this Agreement shall have been made and obtained.

         (e) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

         (f) The Board of Directors of each of the Contributors shall have approved, in its respective sole discretion, the closing of the transactions contemplated hereby.

         (g) KMI shall have completed all due diligence deemed necessary or appropriate, in its sole discretion, related to the consummation of the transactions contemplated by this Agreement and such due diligence investigation shall not have resulted in the discovery of facts previously undisclosed that would reasonably be expected to be materially adverse to the Contributors and their subsidiaries (other than the Contributed Entities), taken as whole.

         (h) KNI shall have been converted into a limited liability company with all related documents and instruments to be in form and substance mutually satisfactory to KMEP and KMI.

         (i) KMEP shall have executed and delivered all documents and instruments required by the lenders to Red Cedar in connection with the assumption of Red Cedar's debt and the pledge of the Red Cedar Interest, all in form and substance satisfactory to KMEP and KMI.

         (j) KMI shall have executed and delivered the Operations and Reimbursement Agreement.

         (k) The Second Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. shall have been amended by KMGP to provide for the Special Distribution.


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



         (l) KMI shall have received the opinion of Merrill Lynch & Co., the financial advisor to the Board of Directors of KMI, that the Newly-Issued Units and the Special Distribution to be received by the Contributors pursuant to this Agreement are fair to the Contributors from a financial point of view.

         (m) KMI shall have received an opinion dated as of the Closing Date of Bracewell & Patterson, LLP to the effect that KMEP is a partnership for federal income tax purposes, and such opinion shall be reasonably satisfactory in form and substance to KMI.

                                    ARTICLE 7
                                   TAX MATTERS

         7.1      Liability for Taxes.

         (a)      For purposes of this Agreement:

                  (i) "Tax" or "Taxes" means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), gross receipts taxes, net proceeds taxes, alternative or add-on minimum, sales taxes, use taxes, real property gains or transfer taxes, ad valorem taxes, property taxes, value-added taxes, franchise taxes, production taxes, severance taxes, windfall profit taxes, withholding taxes, payroll taxes, employment taxes, excise taxes and other obligations of the same or similar nature to any of the foregoing;

                  (ii) "Tax Returns" means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties; and

                  (iii) "Taxing Authority" means, with respect to any Tax, the governmental body, entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.


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



         (b) The Contributors shall be liable for, and shall indemnify and hold KMEP, the Contributed Entities, Trailblazer and their respective affiliates harmless from any Taxes, together with any costs, expenses, losses or damages, including reasonable expenses of investigation and attorneys' and accountants' fees and expenses, arising out of or incident to the determination, assessment or collection of such Taxes ("Tax Losses"), (i) imposed on or incurred by any of the Contributed Entities by reason of the several liability of the Contributed Entities pursuant to Treasury Regulations Section 1.1502-6 or any analogous state, local or foreign law or regulation which is attributable to having been a member of any consolidated, combined or unitary group on or prior to the Closing Date, (ii) any Tax Losses (other than Tax described in clause (i) above) imposed on or incurred by the Contributed Entities or Trailblazer (based on the Contributed Entities' ownership of Trailblazer) with respect to the period prior to and including the Closing Date (the "Pre-Closing Date Period"), or (iii) attributable to a breach by the Contributors of any representation, warranty or covenant with respect to Taxes in this Agreement, excluding (1) any such Taxes arising from any event occurring on the Closing Date, but after the Closing, which is outside the ordinary course of the business of the Contributed Entities or Trailblazer, and (2) any Taxes that have been reserved for in the Financial Statements (as adjusted for operations and transactions in the ordinary course of business since the date of the Financial Statements in accordance with past custom and practice).

         (c) KMEP shall be liable for, and shall indemnify and hold the Contributors and its affiliates harmless from any Tax Losses (i) imposed on or incurred by the Contributed Entities or Trailblazer with respect to the period after the Closing Date or (ii) attributable to a breach by KMEP of any covenant with respect to Taxes in this Agreement.

         (d) Whenever it is necessary for purposes of this Article 7 to determine the portion of any Taxes imposed on or incurred by the Contributed Entities or Trailblazer (based on the Contributed Entities' ownership of Trailblazer) for a taxable period beginning before and ending after the Closing Date which is allocable to the Pre-Closing Date Period, the determination shall be made, in the case of property or ad valorem taxes or franchise taxes (which are measured by, or based solely upon capital, debt or a combination of capital and debt), on a per diem basis and, in the case of other Taxes, by assuming that the Pre-Closing Date Period constitutes a separate taxable period of the Contributed Entities or Trailblazer and by taking into account the actual taxable events occurring during such period (except that exemptions, allowances and deductions for a taxable period beginning before and ending after the Closing Date that are calculated on an annual or periodic basis, such as the deduction for depreciation, shall be apportioned to the Pre-Closing Date Period ratably on a per diem basis). Notwithstanding anything to the contrary herein, any franchise Tax paid or payable with respect to any of the Contributed Entities or Trailblazer shall be allocated to the taxable period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another taxable period is obtained by the payment of such franchise Tax.

         (e) KMEP agrees to pay to the Contributors any refund received after the Closing Date by KMEP or its affiliates, including the Contributed Entities or Trailblazer (to the extent of the Contributors' former interest in Trailblazer), in respect of any Taxes for which the Contributors are liable under clause (b) of this Section 7.1. The Contributors agree to pay to KMEP any refund received by the Contributors or their affiliates in respect of any Taxes for which KMEP is liable under clause (c) of this Section 7.1. The parties shall cooperate in order to take all necessary steps to claim any such refund. Any such refund received by a party or its affiliate for the account of the other party shall be paid to such other party within 90 days after such refund is received.

         (f) KMEP and the Contributors agree not to make or cause any election (including an election to ratably allocate items under Treasury Regulations
Section 1.1502- 76(b)(2)(ii)) to allocate tax items in a manner inconsistent with Section 7.1(d) hereof.

         7.2      Tax Returns.

         (a) KMI shall cause to be included in the consolidated federal income Tax Returns (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns, if any) of the KMI Group (as defined herein) for all periods ending on or before the Closing Date, all Tax Items of the Contributed Entities which are required to be included therein, shall cause such Tax Returns to be timely filed with the appropriate Taxing Authorities, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the periods covered by such Tax Returns. For purposes of this Agreement, "KMI Group" (i) means the affiliated group of corporations within the meaning of section 1504 of the Code which files a consolidated federal income Tax Return and as to which KMI is the common parent, and (ii) in the case of any combined or unitary Tax Return, the group of corporations filing such Tax Return that includes any of the Contributed Entities or the operations of Trailblazer.

         (b) With respect to any Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to any of the Contributed Entities that is not described in paragraph (a) above, the Contributors shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall cause such Tax Return to be filed timely with the appropriate Taxing Authority, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the period covered by such Tax Return.


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



         (c) With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date with respect to any of the Contributed Entities or Trailblazer, KMEP shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall furnish a copy of such Tax Return to the Contributors, shall file timely such Tax Return with the appropriate Taxing Authority, and shall be responsible for the timely payment of all Taxes due with respect to the period covered by such Tax Return. KMEP shall determine, in accordance with the provisions of Section 7.1(d) of the Agreement, the amount of Tax due with respect to the Pre-Closing Date Period (the "Contributor's Tax") and shall notify the Contributors of its determination of the Contributor's Tax. The Contributors shall pay to KMEP an amount equal to the Contributor's Tax not later than five days after the filing of such Tax Return. Any refund attributable to Tax Returns filed pursuant to this Section 7.2(c) shall be apportioned between KMEP and the Contributors in a manner consistent with calculation of the Contributor's Tax.

         (d) KMEP shall, with respect to any Tax Return for which KMEP is responsible under Section 7.2(c) for preparing and filing, make such Tax work papers available for review by the Contributors if the Tax Return is with respect to Taxes for which the Contributors may be liable (in whole or in part) hereunder or under applicable law. KMEP shall make such work papers available for review sufficiently in advance of the due date for filing such Tax Returns to provide the Contributors with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, accepting the position of KMEP unless such position is contrary to the provisions of
Section 7.2(e) hereof.

         (e) Any Tax Return which includes or is based on the operations, ownership, assets or activities of the Contributed Entities or Trailblazer for any taxable period beginning before and ending after the Closing Date, and any Tax Return in respect of any Taxes for which the Contributors may be liable (in whole or in part) hereunder shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the applicable law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the applicable tax law), in accordance with reasonable tax accounting practices selected by the filing party with respect to such Tax Return under this Agreement with the consent (not to be unreasonably withheld or delayed) of the non-filing party.

         (f) Unless required by law, KMEP shall not file an amended Tax Return for any period ending on or prior to the Closing Date without the consent of the Contributors.

         7.3 Tax Proceedings. In the event KMEP or any of its affiliates receives notice (the "Proceeding Notice") of any examination, claim, adjustment, or other proceeding with respect to the liability of the Contributed Entities or Trailblazer (to the extent of the Contributors' interest in Trailblazer) for Taxes for any period for which the Contributors are or may be liable under
Section 7.1, KMEP shall notify the Contributors in writing thereof (the "KMEP Notice") no later than the earlier of (a) thirty (30) days after the receipt by KMEP or any of its affiliates of the Proceeding Notice or (b) ten (10) days prior to the deadline for responding to the Proceeding Notice. Such KMEP Notice shall contain factual information describing any asserted liability for Taxes in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Taxing Authority with respect to such matter. As to any such Taxes for which the Contributors are or may be liable under Section 7.1, the Contributors shall be entitled at their expense to control or settle the contest of such examination, claim, adjustment, or other proceeding, provided (i) the Contributors notify KMEP in writing that they desire to do so no later than the earlier of (1) thirty (30) days after receipt of KMEP Notice or (2) five (5) days prior to the deadline for responding to the Proceeding Notice, and (ii) the Contributors may not, without the consent of KMEP, agree to any settlement which would result in an increase in the amount of Taxes for which any of KMEP, the Contributed Entities or Trailblazer is or may be liable under Section 7.1. The Contributors shall be required to pay any Taxes required to be paid in connection with any examination, claim, adjustment or other proceeding, including, without limitation, any prepayment of Tax required to obtain the jurisdiction of a court. The parties shall cooperate with each other and with their respective affiliates, and shall consult with each other, in the negotiation and settlement of any proceeding described in this Section 7.3. KMEP will provide, or cause to be provided, to the Contributors necessary authorizations, including powers of attorney, to control any proceedings which the Contributors is entitled to control pursuant to this Section 7.3. The Contributors shall pay to KMEP the amount of any Tax Losses KMEP may become entitled to by reason of the provisions of this Article 7 within fifteen (15) days after the extent of any Tax liability has been determined by a final judgment or decree of a Court or a final and binding settlement with a governmental authority having jurisdiction thereof.

         7.4 Cooperation and Exchange of Information. KMEP and the Contributors shall cooperate fully, and shall cause the Contributed Entities and Trailblazer to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article 7 and any proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Contributors and KMEP agree to retain all books and records in their possession or in the possession of their respective


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


affiliates with respect to Tax matters pertinent to the Contributed Entities and Trailblazer relating to any taxable period beginning before the Closing Date until the earlier of six years after the Closing Date or the expiration of the applicable statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and thereafter, upon request, allow KMEP to take possession of such books and records. The Contributors further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other person or entity as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on KMEP or any of the Contributed Entities and Trailblazer. KMEP and the Contributors further agree, upon request, to provide the other party with all information regarding the Contributed Entities or Trailblazer that either party may be required to report to any Taxing Authority. Any information obtained pursuant to this Section 7.4 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other proceeding. Each party shall provide the cooperation and information required by this Section 7.4 at its own expense.

         7.5 Survival. Anything to the contrary in this Agreement notwithstanding, the representations, warranties, covenants, agreements, rights and obligations of the parties hereto with respect to any Tax matter covered by this Agreement shall survive the Closing and shall not terminate until thirty days after the expiration of the statute of limitations (including extensions) applicable to such Tax matter.

         7.6 Conflict. In the event of a conflict between the provisions of this
Article 7 and any other provisions of this Agreement, the provisions of this
Article 7 shall control.

         7.7 Miscellaneous.

         (a) Any payment required under this Article 7 and not made when due shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) or 6621(c) of the Code, as applicable, for each day until paid.

         (b) The indemnification provisions of this Article 7 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy KMEP, the Contributed Entities and Trailblazer may have with respect to the Contributors or the transactions contemplated by this Agreement.

                                    ARTICLE 8
                           INVESTIGATION; LIMITATIONS

         8.1 Independent Investigation. The parties hereto acknowledge that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, they have relied solely on the basis of their own independent investigation of the Contributed Entities, Trailblazer or KMEP, as applicable, and upon the express written representations, warranties and covenants in this Agreement. Without diminishing the scope of the express written representations, warranties and covenants of the parties in this Agreement and without affecting or impairing their right to rely thereon, KMEP AND THE CONTRIBUTORS ACKNOWLEDGE THAT NEITHER KMEP NOR THE CONTRIBUTORS HAVE MADE, AND KMEP AND THE CONTRIBUTORS HEREBY EXPRESSLY DISCLAIM AND NEGATE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE ASSETS AND OPERATIONS OF KMEP, THE CONTRIBUTED ENTITIES AND TRAILBLAZER, AS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS).

         8.2 Survival.

         (a) The liability of the Contributors for the breach of any of the representations and warranties of the Contributors set forth in Article 3 shall be limited to claims for which KMEP delivers written notice to KMI on or before the first anniversary date of the Closing Date; provided, however, that (i) the representations and warranties set forth in Sections 3.16 and 3.21 shall be limited to claims for which KMEP delivers written notice to KMI on or before the second anniversary date of the Closing Date, (ii) the representations and warranties set forth in Section 3.12 shall not be subject to this Section 8.2 but rather shall be governed by Section 7.5, and (iii) the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.29, 3.30 and 3.31
shall be not be limited as to time other than the applicable statute of limitations.

         (b) The liability of KMEP for the breach of any of the representations and warranties of KMEP set forth in Article 4 shall be limited to claims for which Contributors deliver written notice to KMEP on or before the first anniversary date of the Closing Date; provided, however, that the representations and warranties set forth in Sections 4.1, 4.2, 4.4, 4.5, 4.6 and
4.7 shall be not be limited as to time other than the applicable statute of limitations.


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



                                    ARTICLE 9
                                   TERMINATION

         9.1 Events of Termination. This Agreement may be terminated at any time prior to the Closing Date:

         (a) by mutual written consent of KMEP and KMI;

         (b) by either KMEP or KMI in writing after March 31, 2000, if the Closing has not occurred by such date, provided that as of such date the terminating party is not in default under this Agreement;

         (c) by either KMEP or KMI in writing without prejudice to other rights and remedies which the terminating party or its affiliates may have (provided the terminating party and its affiliates are not otherwise in material default or breach of this Agreement, or have not failed or refused to close without justification hereunder), if the other party or its affiliates shall (i) materially fail to perform its covenants or agreements contained herein required to be performed on or prior to the Closing Date, or (ii) materially breach or have breached any of its representations or warranties contained herein; provided, however, that in the case of clause (i) or (ii), the defaulting party shall have a period of ten (10) days following written notice from the nondefaulting party to cure any breach of this Agreement, if such breach is curable;

         (d) by either KMEP or KMI in writing, without liability, if there shall be any order, writ, injunction or decree of any Governmental Authority binding on KMEP or Contributors, which prohibits or restrains KMEP or Contributors from consummating the transactions contemplated hereby, provided that KMEP and Contributors shall have used their reasonable best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 30 days after entry by any such Governmental Authority;

         (e) by KMI if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by KMI; or

         (f) by KMEP if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by KMEP.

         9.2 Effect of Termination. In the event of the termination of this Agreement by a party, as provided in Section 9.1 above, this Agreement shall thereafter become void except for this Section 9.2 and Section 11.1 hereof. Nothing in this Section 9.2 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.


                                   ARTICLE 10
                                 INDEMNIFICATION

         10.1 Indemnification of the Contributors. KMEP, from and after the Closing Date, shall indemnify and hold the Contributors and their affiliates (other than KMEP, its public limited partners and its subsidiaries), shareholders, directors, officers, employees, agents, representatives and insurers (together with the Contributors, the "Contributor Parties") harmless from and against any and all damages (including exemplary damages and penalties), losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, the "Damages"), suffered by the Contributor Parties as a result of, caused by, arising out of, or in any way relating to (a) subject to Section 8.2, any breach of a representation or warranty of KMEP in this Agreement, (b) any material breach of any agreement or covenant on the part of KMEP or KMGP under this Agreement, (c) any liability or obligation (other than those for which KMEP is being indemnified by the Contributors hereunder) that arises based on or relating to any action taken, omission by or inaction of any employee of Contributors or any of Contributors' affiliates on behalf of the Contributed Entities or Trailblazer prior to the Closing Date, and (d) other than for those for which KMEP is being indemnified by the Contributors hereunder, any liability or obligation that pertains to the ownership, operation or conduct of the businesses or affairs of the Contributed Entities and Trailblazer arising from any acts, omissions, events, conditions or circumstances occurring on or after the Closing Date. Nothing in this Section 10.1 shall apply to liability with respect to Taxes, for which liability shall be as set forth in Article 7.

         10.2 Indemnification of KMEP.

         (a) The Contributors shall indemnify and hold KMEP and its respective affiliates (other than any of the Contributor Parties), partners, directors, officers, employees, agents, representatives and insurers (together with KMEP, the "KMEP Parties") harmless from and against any and all Damages suffered by the KMEP Parties as a result of, caused by, arising out of, or in any way relating to (i) subject to Section 8.2, any breach of a representation or warranty of the Contributors in this Agreement other than Section 3.12, and (ii) any material breach of any agreement or covenant on the part of the Contributors under this Agreement.

Nothing in this Section 10.2 shall apply to liability with respect to Taxes, for which liability shall be as set forth in Article 7.

     (b) In addition, KMI shall indemnify and hold the KMEP Parties harmless from and against any and all Damages suffered by the KMEP Parties as a result of, cause by, arising out of, or in any way relating to the impact, if any, of the transactions contemplated by this Agreement on the rates established in the order of the Federal Energy Regulatory Commission in KN Interstate Gas Transmission Company, 89 F.E.R.C. Paragraph 61,323 (1999) (Docket Nos. RP98-117-000, et al.).

         10.3 Demands. Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the "Indemnity Claim"), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Indemnity Claim if the indemnified party knowingly failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against such matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Indemnity Claim, only insofar as such knowing failure to notify the indemnifying party has actually resulted in prejudice or damage to the indemnifying party.

         10.4 Right to Contest and Defend. The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Indemnity Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention to so contest shall be delivered by the indemnifying party to the indemnified party within 20 days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Indemnity Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party and not reasonably objected to by the indemnified party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such Indemnity Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. If the indemnifying party shall have assumed the defense of an Indemnity Claim, the indemnified party shall agree to any settlement, compromise or discharge of an Indemnity Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Indemnity Claim, which releases the indemnified party completely in connection with such Indemnity Claim and which would not otherwise adversely affect the indemnified party.

         Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Indemnity Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Indemnity Claim) if the Indemnity Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Indemnity Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

         10.5 Cooperation. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Indemnity Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Indemnity Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating. At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Indemnity Claim.

         10.6 Right to Participate. The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including Governmental Authorities, asserting any Indemnity Claim against the indemnified party or conferences with representatives of or counsel for such persons.

         10.7 Payment of Damages. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days as and when reasonably specific bills are received or loss, liability, claim, damage or expense is incurred and reasonably evidence thereof is delivered. In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by all tax benefits and other reimbursements (including, without limitation, insurance proceeds) credited to or received by the other party related to the Damages.

         10.8 Limitations on Indemnification.

         (a) To the extent the KMEP Parties are entitled to indemnification for Damages pursuant to Section 10.2(a)(i), the Contributors shall not be liable for those Damages unless the aggregate amount of Damages exceeds, in the aggregate, $7,300,000 (the "Deductible"), and then only to the extent of any such excess.

         (b) In addition, to the extent the KMEP Parties are entitled to indemnification for Damages pursuant to Section 10.2(a)(i), the Contributors shall not be liable for Damages that exceed, in the aggregate, $73,000,000 less the Deductible; provided, however, that any Damages under Section 10.2(a)(i) as it relates solely to Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.12, 3.29, 3.30 and 3.31
shall not be applied toward the $73,000,000 limitation but shall be applied against the Deductible.

         (c) Notwithstanding clauses (a) and (b) above, the Contributors shall be fully liable without respect to the Deductible under Section 10.2(a)(ii) and for fraud.

         (d) To the extent the KMEP Parties are entitled to indemnification for Damages pursuant to Section 10.2(b), the Contributors shall not be liable for Damages that exceed, in the aggregate, $5,000,000 in Damages incurred in a year during each of the first five years after the Closing Date.

         (e) To the extent the Contributor Parties are entitled to indemnification for Damages pursuant to Section 10.1(a), KMEP shall not be liable for those Damages unless the aggregate amount of Damages exceeds, in the aggregate, the Deductible, and then only to the extent of any such excess. In addition, to the extent the Contributor Parties are entitled to indemnification for Damages pursuant to Section 10.1(a) as it relates solely to Sections 4.3 and 4.8, KMEP shall not be liable for Damages that exceed, in the aggregate, $73,000,000 less the Deductible.

         (f) Notwithstanding clause (e) above, KMEP shall be fully liable without respect to the Deductible under Section 10.1(b), 10.1(c) and 10.1(d) and for fraud.

         10.9 Sole Remedy. Should the Closing occur, no party shall have liability under this Agreement, any of the Constituent Documents (as hereinafter defined) or the transactions contemplated hereby or thereby except as is provided in Article 7 or this Article 10 (other than claims or causes of action arising from fraud).

         10.10 Express Negligence Rule. THE INDEMNIFICATION AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, OBLIGATIONS, CLAIMS, JUDGMENTS, LOSSES, COSTS, EXPENSES OR DAMAGES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNIFIED PARTY. KMEP AND CONTRIBUTORS ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND CONSTITUTES CONSPICUOUS NOTICE. NOTICE IN THIS CONSPICUOUS NOTICE IS NOT INTENDED TO PROVIDE OR ALTER THE RIGHTS AND OBLIGATIONS OF THE PARTIES, ALL OF WHICH ARE SPECIFIED ELSEWHERE IN THIS AGREEMENT.


                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 Expenses. Regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to this Agreement and all action taken in preparation for carrying this Agreement into effect.

         11.2 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:


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



                  If to the Contributors, addressed to:

                           Kinder Morgan, Inc.
                           1301 McKinney, Suite 3400
                           Houston, Texas 77010
                           Attention: Joseph Listengart
                           Telecopy: (713) 844-9570

                  with a copy to:

                           Bracewell & Patterson, L.L.P.
                           South Tower Pennzoil Place
                           711 Louisiana, Suite 2900
                           Houston, Texas   77002
                           Attention: David L. Ronn
                           Telecopy: (713) 222-3208

                  If to KMEP, addressed to:

                           Kinder Morgan Energy Partners, L.P.
                           1301 McKinney, Suite 3400
                           Houston, Texas 77010
                           Attention: Board of Directors of
                                      Kinder Morgan G.P., Inc.
                           Telecopy: (713) 844-9570

                  with a copy to:

                           Vinson & Elkins, LLP
                           2300 First City Tower
                           1001 Fannin St.
                           Houston, Texas 77002
                           Attention: Keith R. Fullenweider
                           Telecopy:(713) 615-5855

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

         11.3 No Negotiations. Until the first to occur of the Closing or termination of this Agreement pursuant to the provisions of Article 9, none of the Contributors or their respective officers, directors, stockholders, members , partners, agents or representatives shall initiate or participate in discussions with, or otherwise solicit from or provide information to, any person or entity with respect to any proposals or offers relating to the disposition of the Equity or the Contributed Entities' assets or the merger or consolidation of the Contributed Entities with any other person or entity other than those negotiations that have already commenced for the disposition of specified assets of KNI that have not been included in the valuation of KNI for purposes of this Agreement.

         11.4 Governing Law. This Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas without reference to principles of conflicts of law.

         11.5 Public Statements. The parties hereto shall consult with each other and no party shall issue any public announcement or statement with respect to the transactions contemplated hereby without the consent of the other parties, unless the party desiring to make such announcement or statement, after seeking such consent from the other parties, obtains advice from legal counsel that a public announcement or statement is required by applicable law or stock exchange regulations.

         11.6 Form of Payment. All payments hereunder shall be made in United States dollars and, unless the parties making and receiving such payments shall agree otherwise or the provisions hereof provide otherwise, shall be made by wire or interbank transfer of immediately available funds by 12:00 Noon Houston, Texas time on the date such payment is due to such account as the party receiving payment may designate at least three business days prior to the proposed date of payment.

         11.7 Entire Agreement; Amendments and Waivers. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the schedules hereto (collectively, the "Constituent Documents") (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person or entity any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise. Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to this Agreement or the transactions contemplated hereby, other than those expressly set forth in the Constituent Documents, and (ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated by the Constituent Documents, other than those referred to in clause (i) above. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         11.8 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties; provided, however, the KMEP may assign the right to receive the contribution of the Equity to one of its operating partnerships. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         11.9 Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Contributors and KMEP shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

         11.10 Interpretation. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         11.11 Headings and Schedules. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules referred to herein are attached hereto and incorporated herein by this reference, and unless the context expressly requires otherwise, such schedules are incorporated in the definition of "Agreement."

         11.12 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         EXECUTED as of the date first set forth above.


                                 KINDER MORGAN ENERGY PARTNERS,
                                 L.P.

                                 By Kinder Morgan G.P., Inc.,
                                 its general partner


                                 By: /s/ David G. Dehaemers, Jr.
                                     -------------------------------------------

                                 David G. Dehaemers, Jr.
                                 Vice President and Chief Financial Officer



                                 KINDER MORGAN G.P., INC.



                                 By: /s/ David G. Dehaemers, Jr.
                                     -------------------------------------------

                                 David G. Dehaemers, Jr.
                                 Vice President and Chief Financial Officer



                                 KINDER MORGAN, INC.




                                 By: /s/ Joseph Listengart
                                     -------------------------------------------

                                 Joseph Listengart
                                 Vice President, General Counsel, and Secretary

                                 NATURAL GAS PIPELINE COMPANY OF
                                 AMERICA



                                 By: /s/ Joseph Listengart
                                     -------------------------------------------

                                 Joseph Listengart
                                 Vice President and Secretary



                                 KN GAS GATHERING, INC.



                                 By: /s/ Joseph Listengart
                                     -------------------------------------------

                                 Joseph Listengart
                                 Vice President and Secretary